UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2011

Center Financial Corporation
(Exact name of registrant as specified in its charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010
(Address of principal executive offices)

(213) 251-2222
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 21, 2011, following the adjournment of the annual meeting of shareholders of Center Financial Corporation (the “Company”), the Company’s board of directors and the board of directors of its bank subsidiary, Center Bank, appointed Kevin S. Kim to succeed Jin Chul Jhung as Chairman of the Board of the Company and Center Bank.  Jin Chul Jhung continues to serve as a director of the Company and Center Bank following his re-election at the annual meeting.

Item 5.07        Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Center Financial Corporation (the “Company”) was held on September 21, 2011.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in the joint proxy statement/prospectus of the Company and Nara Bancorp, Inc., dated August 4, 2011.

A total of 34,309,942 shares of the Company’s common stock and 55,000 shares of the Company’s Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Preferred Stock”) were represented and voted at the meeting, constituting 85.95% of the issued and outstanding shares of common stock and 100% of the issued and outstanding shares of Preferred Stock entitled to vote at the meeting.  The United States Department of the Treasury, as the holder of all of the outstanding shares of Preferred Stock, is entitled to vote on the merger proposal (proposal no. 1) but not on any other proposals at the annual meeting.

The final results of the shareholder votes are as follows

1.        Adoption and approval of the Agreement and Plan of Merger, dated December 9, 2010, as amended, providing for the merger of the Company with and into Nara Bancorp, Inc. as described in the joint proxy statement/prospectus.

Total Shares
For:	30,726,794
Against:	9,020
Abstain:	10,199
Broker Non-Votes:	3,563,929

The number of shares voting “for” constituted 76.97% of the total number of shares of outstanding common stock. In addition, the United States Department of the Treasury, as the holder of 55,000 shares of Preferred Stock, voted to approve the foregoing merger proposal.

2.        Election of directors of the Company.

There was no solicitation in opposition to management’s nominees for directorship as listed in the joint proxy statement/prospectus, and all of such nominees were elected pursuant to the vote of shareholders.   The vote for the election of each director is as follows:

	Vote Given	Vote Withheld
David Z. Hong	30,678,230	67,783
Jin Chul Jhung	30,678,379	67,634
Chang Hwi Kim	30,670,445	75,568
Kevin S. Kim	30,724,614	21,399
Peter Y.S. Kim	30,678,329	67,684
Sang Hoon Kim	30,678,165	67,848
Chung Hyun Lee	30,678,379	67,634

There were 3,563,929 broker non-votes received for each nominee with respect to this item.

3.        Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Total Shares
For:	34,284,505
Against:	12,860
Abstain:	12,577
Broker Non-Votes:	0

The number of shares voting “for” constituted 99.92% of the total number of shares represented and voting at the meeting

4.        Approval, on an advisory and nonbinding basis, of the compensation paid to the Company’s “named executive officers” as described in the joint proxy statement/prospectus.

Total Shares
For:	30,568,552
Against:	31,672
Abstain:	145,789
Broker Non-Votes:	3,563,929

The number of shares voting “for” constituted 99.43% of the total number of shares represented and voting at the meeting.

5.        Adjournment of the meeting if necessary or appropriate in the judgment of the Company’s board of directors to solicit additional proxies or votes in favor of the above proposals that are to be presented at the meeting.

Total Shares
For:	32,503,371
Against:	1,726,449
Abstain:	80,122
Broker Non-Votes:	0

The number of shares voting “for” constituted 94.74% of the total number of shares represented and voting at the meeting.

Item 8.01        Other Events

On September 21, 2011 Center Financial Corporation and Nara Bancorp, Inc. issued a joint news release announcing the receipt of shareholder approvals for the planned merger of the two companies.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Joint Press release issued by Center Financial Corporation and Nara Bancorp, Inc. dated September 21, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER FINANCIAL CORPORATION,
a California corporation

Date:	September 21, 2011	By:	/s/ Lisa K. Pai
Lisa K. Pai, Executive Vice President and General Counsel